SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PULITZER INC

          GAMCO INVESTORS, INC.
                                 4/29/99              600            44.9375
                                 4/29/99           52,000            44.9856
                                 4/29/99           11,000            44.9153
                                 4/29/99            1,000            44.9438
                                 4/29/99            2,000            44.9531
                                 4/29/99           41,134            45.0000
                                 4/28/99           26,367            44.1307
























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.